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                                    UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                             ----------------------------

                                       FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)   AUGUST 19, 1996
Commission File Number:  0-14618

                             ----------------------------

                              VECTRA TECHNOLOGIES, INC.
                (Exact name of registrant as specified in its charter)


         Washington                                   91-1160888
   (State of incorporation)                 (I.R.S. Employer Identification No.)

                          5000 Executive Parkway, Suite 300
                                 San Ramon, CA  94583
                       (Address of principal executive offices)

                                    (510) 275-4500
                           (Registrant's telephone number)

Item 2: Acquisition or Disposition of Assets

On August 19, 1996, the Shareholders of VECTRA Technologies, Inc., (the "Company"), voted to approve, and the Company then consummated, the sale of the Company's nuclear engineering services business, power services business, and government services business (collectively, the "Engineering Businesses") to Duke Engineering & Services, Inc. (the "Buyer"). The form of the transaction was a sale of assets pursuant to an Asset Purchase Agreement among the Company, the Company's wholly owned subsidiary, VECTRA Government Services, Inc. (the "Subsidiary"), and the Buyer, dated May 23, 1996 (the "Agreement").

The purchase price for the sale of the Engineering Businesses was $27,500,000 (the "Base Purchase Price"), plus or minus certain balance sheet adjustments (the "Purchase Price Adjustment"). The Purchase Price Adjustment is the amount by which the book value of certain current assets (primarily accounts receivable) and tangible property, plant and equipment used in the Engineering Businesses (collectively, the "Valuation Assets") at the closing date of August 18, 1996 exceeds, or is less than, the sum of $10,000,000 and the value of the liabilities to be assumed by the Buyer. The liabilities assumed by the Buyer exclude payroll related liabilities, but generally include the assumption of the leases for office space occupied by the Engineering Businesses.

Based on a July 28, 1996 unaudited pre-closing balance sheet, the Buyer paid a preliminary amount of $30 million, of which $18.1 million was used to pay all of the Company's bank debt and associated fees. An additional $3.5 million was placed in escrow until an August 18, 1996 closing balance sheet is agreed upon between the Company and the Buyer and the balance, $8.1 million was added to the Company's working capital.


Item 7. Financial Statements and Exhibits

(b)  Pro forma financial information

The following unaudited pro forma condensed consolidated balance sheets as of June 30, 1996 give effect to the sale of the Engineering Businesses as if the sale had been consummated on June 30, 1996. The following unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the sales of the Engineering Businesses and VECTRA UK as if the sales had been consummated at the beginning of such periods. The unaudited pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the sale had taken place during such periods or that may be attained in the future. The unaudited pro forma financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto.


                                          2

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                              VECTRA TECHNOLOGIES, INC.
                    PRO FORMA CONDENSED BALANCE SHEETS (UNAUDITED)
                                 AS OF JUNE 30, 1996
                                    (in thousands)



                                                                               Duke
                                                          Historical        Disposition
                                                        As Previously      (See Notes 1           Pro Forma
                                                           Reported             and 2)           As Adjusted
                                                        -------------       -------------       -------------
ASSETS
Current Assets
    Cash and cash equivalents                                $  2,575           $  11,365           $  13,940
    Securities available for sale                               1,033                -                  1,033
    Accounts receivable, net of allowance                      16,658             (12,326)              4,332
    Costs and estimated earnings in
         excess of billings on
         uncompleted contracts                                  2,366              (1,184)              1,182
    Inventories                                                 1,930                -                  1,930
    Prepaid expenses                                              896                (396)                500
                                                        -------------       -------------       -------------
         Total Current Assets                                  25,458              (2,541)             22,917
                                                        -------------       -------------       -------------

Property, Plant and Equipment, at cost                         21,364              (2,397)             18,967
    Less accumulated depreciation                              (8,806)              1,602              (7,204)
                                                        -------------       -------------       -------------
         Net Property, Plant and Equipment                     12,558                (795)             11,763
                                                        -------------       -------------       -------------

Costs in excess of net assets of acquired
         businesses, net of accumulated amortization           14,780             (14,780)               -
Licenses, patents and other intangibles,
         at cost, net of accumulated amortization               1,942                -                  1,942
Investments and long-term prepaid costs                         3,262              (2,840)                422
Other assets                                                       80                -                     80
                                                        -------------       -------------       -------------
         Total Assets                                       $  58,080          $  (20,956)          $  37,124
                                                        -------------       -------------       -------------
                                                        -------------       -------------       -------------


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                              VECTRA TECHNOLOGIES, INC.
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS  (UNAUDITED)(CONTINUED)
                                 AS OF JUNE 30, 1996
                                   (in thousands)


                                                                               Duke
                                                          Historical        Disposition
                                                        As Previously      (See Notes 1          Pro Forma
                                                           Reported             and 2)           As Adjusted
                                                        -------------       -------------       -------------
LIABILITIES
Current Liabilities
    Note payable to banks                               $      10,820       $     (10,820)      $        -
    Accounts payable                                            8,027              (1,699)              6,328
    Accrued payroll and related expenses                        6,455                -                  6,455
    Other accrued liabilities  (See Note 3)                     6,885              (1,751)              5,134
    Accrued selling expenses, Duke  (See Note 4)                 -                  1,925               1,925
    Billings in excess of costs and estimated earnings
         on uncompleted contracts                               2,110                (859)              1,251

    Long-term debt due within one year                          5,827              (5,827)               -
                                                        -------------       -------------       -------------
         Total Current Liabilities                             40,124             (19,031)             21,093
                                                        -------------       -------------       -------------

Long-term debt                                                   -                   -                   -
Deferred lease incentive                                          399                -                    399
                                                        -------------       -------------       -------------
         Total Liabilities                                     40,523             (19,031)             21,492
                                                        -------------       -------------       -------------

SHAREHOLDERS' EQUITY
    Common Stock                                               44,960                -                 44,960
    Accumulated deficit  (See Note 5)                         (27,403)             (1,925)            (29,328)
                                                        -------------       -------------       -------------
         Total Shareholders' Equity                            17,557              (1,925)             15,632
                                                        -------------       -------------       -------------

         Total Liabilities and Shareholders' Equity     $      58,080       $     (20,956)      $      37,124
                                                        -------------       -------------       -------------
                                                        -------------       -------------       -------------



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                              VECTRA TECHNOLOGIES, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1996
                          (in thousands, except share data)
                                     (unaudited)


                                                   Historical                                     Pro Forma
                                                      as         Accomplished       Duke             As
                                                   Previously    Dispositions    Disposition      Adjusted
                                                    Reported    (See Note 6)    (See Note 7)    (See Note 8)
                                                 ----------      ----------      ----------      ----------

Revenues                                         $   47,406      $   (3,485)     $  (33,223)     $   10,698
Operating costs                                      33,424          (2,312)        (24,210)          6,902
                                                 ----------      ----------      ----------      ----------
Gross profit                                         13,982          (1,173)         (9,013)          3,796
Research and development expenses                       315             (12)           -                303
Selling, general and administrative expenses         12,042            (825)         (7,581)          3,636
                                                 ----------      ----------      ----------      ----------
Operating income (loss)                               1,625            (336)         (1,432)           (143)

Gain on sale of subsidiary                              550            (550)           -               -
Interest expense, net                                 1,937            -             (1,937)           -
                                                 ----------      ----------      ----------      ----------

Income before income taxes                              238            (886)            505            (143)

Provision for income taxes                               54              (2)            (52)           -
                                                 ----------      ----------      ----------      ----------

Net income (loss)                                $      184      $     (884)     $      557      $     (143)
                                                 ----------      ----------      ----------      ----------
                                                 ----------      ----------      ----------      ----------


Net income (loss) per share                      $     0.02                                      $    (0.02)
                                                 ----------                                      ----------
                                                 ----------                                      ----------

Number of shares used to calculate net income
   (loss) per share                               8,314,974                                       8,314,974
                                                 ----------                                      ----------
                                                 ----------                                      ----------



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                              VECTRA TECHNOLOGIES, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995
                           (in thousands, except share data)
                                     (unaudited)


                                                   Historical                                   Pro Forma
                                                       as        Accomplished      Duke            As
                                                   Previously    Dispositions   Disposition     Adjusted
                                                    Reported     (See Note 9)   See Note 10)   (See Note 11)
                                                 ------------   -------------   ------------   -------------

Revenues                                         $  123,501      $  (19,123)     $  (78,094)     $   26,284

Operating costs                                      89,444         (10,237)        (57,262)         21,945
                                                 ----------      ----------      ----------      ----------
Gross profit                                         34,057          (8,886)        (20,832)          4,339
Research and development expenses                     3,257             (21)             (1)          3,235
Selling, general and administrative expenses         38,210          (4,059)        (20,388)         13,763
Write down of property, plant and equipment
and intangible assets                                14,319            -             (8,886)          5,433
                                                 ----------      ----------      ----------      ----------
Operating income (loss)                             (21,729)         (4,806)          8,443         (18,092)

Gain on sale of subsidiary                           12,731         (12,731)           -               -
Interest expense, net                                 3,105             (46)         (3,059)           -
                                                 ----------      ----------      ----------      ----------
Loss before income taxes                            (12,103)        (17,491)        (11,502)        (18,092)

Provision for income taxes                              110            (321)           (211)           -
                                                 ----------      ----------      ----------      ----------
Net income (loss)                                $  (12,213)     $  (17,170)     $  (11,291)     $  (18,092)
                                                 ----------      ----------      ----------      ----------
                                                 ----------      ----------      ----------      ----------

Net income (loss) per share                      $    (1.56)                                     $    (2.31)
                                                 ----------                                      ----------
                                                 ----------                                      ----------

Number of shares used to calculate
net income (loss) per share                       7,840,038                                       7,840,038
                                                 ----------                                      ----------
                                                 ----------                                      ----------



                              VECTRA TECHNOLOGIES, INC.

                      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                           FINANCIAL STATEMENTS (UNAUDITED)

             FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND THE FISCAL YEAR
                               ENDED DECEMBER 31, 1995



1. Pro forma adjustments related to the pro forma condensed consolidated balance sheet are computed assuming the transactions were consummated on June 30, 1996, and includes adjustments that give effect to events that are directly attributable to the Duke transactions and factually supportable regardless of whether they have a continuing impact or are nonrecurring.

2. The cash balance reflects the gross proceeds of $29.5 million based on sales price of $27.5 million plus balance sheet adjustments (as applicable to June 30, 1996) of $2.0 million less reduction of Bank Debt and Bank Fees
    amounting to $18.1 million.   The cash balance does not reflect the payment
    of approximately $3.4 million (based on the June 30, 1996 balance sheet) of engineering employee related liabilities (i.e., payroll, health and vacation) retained by VECTRA from the Duke disposition and approximately $1.9 million liability to be accrued for Duke related selling expenses.

3. The Duke related adjustment for other accrued liabilities includes $289,000 of liabilities transferred to Duke and $1,450,000 million in Bank Fees, payment of which was deferred until the close of the Duke transaction.

4. Accrued Duke selling expense liabilities are approximated as follows: ($ in thousands):

           Employee related expenses (including termination costs)      $1,091
           Lease termination costs                                         144
           Legal fees                                                      200
           Audit fees                                                       50
           Purchase price adjustments                                      250
           Other expenses                                                  190
                                                                        ------
           Total Duke selling expenses                                  $1,925
                                                                        ------
                                                                        ------

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5.  The loss on the sale to DE&S is calculated as follows:
                                                                        Total
                                                                     -----------

    ESTIMATED PROCEEDS:                                                $29,524

    LESS: NET ASSETS OF DIVISIONS SOLD
    Cash                                                                    50
    Accounts Receivable                                                 12,326
    Costs and estimated earnings in excess of billings                   1,184
    Prepaid expenses                                                       396
    Property and equipment, net                                            795
    Intangibles                                                         17,620
    Accounts payable                                                    (1,699)
    Other accrued liabilities                                             (289)
    Billings in excess of costs                                           (859)
                                                                     -----------
    Net assets of divisions sold                                        29,524
                                                                     -----------
    Accrued selling expenses                                             1,925
                                                                     -----------
    Income (loss) on sale before income taxes                           (1,925)
                                                                     -----------
    Income tax expense (benefit)                                           --
                                                                     -----------
    Income (loss) on sale                                            $  (1,925)
                                                                     -----------
                                                                     -----------


The loss of the sale of the Engineering Businesses is not reflected in the pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 or the fiscal year ended December 31, 1995, but will be reflected in the third quarter of 1996 in which the sale was consummated.


    6. Reflects the April 1996 disposition of VECTRA UK as if it had occurred at the beginning of 1996.

    7. Pro forma adjustments for the six months ended June 30, 1996 related to the Duke transaction are computed assuming the transaction was consummated at the beginning of the fiscal period presented and include adjustments that give effect to events that are (i) directly attributable to the transaction,
(ii) expected to have a continuing impact on the registrant, and (iii) factually supportable. Revenue and cost of sales were determined on an individual invoice by invoice basis as related to the Engineering Businesses.
 Research and development and selling, general and administrative expenses were determined on an employee and item basis for the Engineering Businesses.
 All actual interest incurred is allocated to the Duke adjustment, since the proceeds from the transaction have been used to repay all debt to which such interest relates.

    8. Pro forma historical earnings are not indicative of possible future performance. No assurances can be given, express or implied, that the two remaining operating businesses, Fuels Services and Waste Services, can be restructured to be sufficiently profitable to create shareholder value.

    9. Reflects the June 1995 disposition of Plant Services and the April 1996 disposition of VECTRA UK as if they had occurred at the beginning of 1995; the disposition of the net sale proceeds to reduce Bank Debt and increase working capital; and the related effects upon retained earnings.

    10. Pro forma adjustments for the year ended December 31, 1995 related to Duke transaction are computed assuming the transaction was consummated at the beginning of the fiscal year presented and includes adjustments that give effect to events that are (I) directly attributable to the transaction, (ii) expected to have a continuing impact on the registrant, and (iii) factually supportable. Revenue and cost of sales were determined on an individual invoice by invoice basis as related to the Engineering Businesses. Research and development and selling, general and administrative expenses were determined on an individual invoice by invoice basis for the Engineering Businesses. The $8,886,000 write down of intangible assets related to the 1995 adjustment of the carrying value of costs in excess of net assets of the acquired engineering businesses as a reflection of the Duke transaction. All actual interest incurred is allocated to the Duke adjustment, since the proceeds from the transaction have been used to repay all debt, to which such interest relates interest.

    11. Pro forma historical earnings are not indicative of possible future performance. No assurances can be given, express or implied, that the two remaining operating businesses, Fuels Services and Waste Services, can be restructured to be sufficiently profitable to create shareholder value. The $3.2 million research and development expense; the $5.4 million write down of property, plant and equipment and intangible assets; a $1.2 million establishment of an allowance for decommissioning; and higher levels of corporate overhead expenses before streamlining contributed significantly to the pro forma net loss in 1995.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              VECTRA TECHNOLOGIES, INC.



    August 29, 1996                    By /s/ Ray A. Fortney
                                          ---------------------------
                                          Ray A. Fortney
                                          President, Chief Executive Officer



    August 29, 1996                    By /s/ Thomas B. Pfeil
                                          ---------------------------
                                          Thomas B. Pfeil
                                          Chief Financial Officer


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